June 11, 2008

Teekay Offshore Partners L.P. Teekay Offshore GP L.L.C. 4th Floor Belvedere Building 69 Pitts Bay Road Hamilton, HM08 Bermuda	Exhibit 8.1
          Re: Teekay Offshore Partners L.P. Registration Statement on Form F-3
Ladies and Gentlemen:
          We have acted as counsel to Teekay LNG Partners L.P., a Republic of The Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a prospectus supplement filed on June 11, 2008 pursuant to Rule 424(b)(5) (the “Prospectus Supplement”) to that certain registration statement on Form F-3 dated May 22, 2008 (such registration statement, the “Registration Statement”), for the offering and sale of up to 8,050,000 common units representing limited partnership interests in the Partnership (the “Units”).
          You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective unitholders. In formulating our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Prospectus Supplement and the Registration Statement, (ii) the certificate of the Partnership, Teekay Offshore GP L.L.C., a Republic of The Marshall Islands limited liability company (the “General Partner”), Teekay Corporation, a Republic of The Marshall Islands corporation (“Teekay”), and certain other affiliates of Teekay (such certificate, the “Tax Certificate”), (iii) that certain First Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (the “Partnership Agreement”) and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
          In addition, we have assumed, with your permission, that (i) the Partnership will operate in full compliance with the terms of the Partnership Agreement without waiver or breach of any material provision thereof, (ii) the statements concerning the Partnership and its operations contained in the Prospectus Supplement and the Registration Statement, and the representations made by Partnership, the General Partner, Teekay and certain affiliates of Teekay in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof and (iv) that any representation or statement

Teekay Offshore Partners L.P.
Teekay Offshore GP L.L.C.
June 11, 2008

made in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” the Partnership, the General Partner, Teekay or certain affiliates of Teekay or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.
          Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinions set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.” Furthermore, based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” with respect to legal matters or legal conclusions as to which no opinion has been rendered, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations that may be relevant to prospective unitholders.
          This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective unitholders.
          We hereby consent to the discussion of this opinion in the Registration Statement and to the use of our name under the captions “Legal Matters” in the Registration Statement and the Prospectus Supplement and “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,